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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-36881, 333-32045, 333-51688 and 333-74072 of PICO Holdings, Inc. (the
"Company") on Form S-8 and Registration Statement No. 333-96187 on Form S-3 of our reports dated March 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets" in 2002 and a change in accounting for medical professional liability claims reserves in 2000) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP



San Diego, California
March 27, 2003



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